Exhibit 21.1



                          Subsidiaries of the Company*


           Name of Subsidiary                         State of Incorporation
           ------------------                         ----------------------

           Johnstown America Corporation                         Delaware

                  JAC Patent Corporation                         Delaware

               JAIX Leasing Company                              Delaware

               Freight Car Services, Inc.                        Delaware

               Bostrom Holdings, Inc.                            Delaware

                      Bostrom Seating, Inc.                      Delaware

               Truck Components, Inc.                            Delaware

                      Gunite Corporation                         Delaware

                      Brillion Iron Works, Inc.                  Delaware

                      Fabco Automotive Corporation               Delaware

               JAII Management Company                           Delaware


               *   All subsidiaries are 100% owned by the specified entity.